EXHIBIT 4.2


                     AMENDMENT TO STOCK PURCHASE AGREEMENT


     THIS AMENDMENT entered into as of _______________________, 1999, by and among Borg-Warner Security Corporation, a Delaware corporation (the "Company"), and each of the entities set forth under the heading "Sellers" on the signature pages hereto (each, a "Seller" and collectively, the "Sellers"), hereby amends the Stock Purchase Agreement (the "Stock Purchase Agreement") entered into as of April 19, 1999, by and among the Company and each of the Sellers. The Company and the Sellers are referred to collectively herein as the "Parties."

     WHEREAS, under the Stock Purchase Agreement, the Company agreed to purchase an aggregate of 4,350,000 shares of common stock of the Company (the "Common Stock"), and agreed to provide certain registration rights to the Sellers and certain other Merrill Lynch Holders (as defined in the Registration Rights Agreement dated as of July 27, 1987 by and among the Company and the other parties thereto (the "Registration Rights Agreement")) with respect to their remaining shares of Common Stock.

     WHEREAS, this Amendment hereby amends the registration rights provisions set forth in the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     Section 1. Amendment. Section 5(b) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     (a) Registration Statement. The Parties hereby acknowledge that pursuant to Section 3 of the Registration Rights Agreement, the Merrill Lynch Holders have made a request that the Company effect a registration under the Securities Act of 1933, as amended (the "Securities Act"), to register 5,850,000 shares of Common Stock constituting Registrable Securities (as such term is defined in the Registration Rights Agreement), and on May 21, 1999 the Company filed an S-3 Resale Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). The Shelf Registration Statement became effective with the SEC on June 8, 1999.

     (b) Except as otherwise provided herein, the Company shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (A) such time as all of the remaining Registrable Securities subject to the Shelf Registration Statement have been disposed of or are no longer Registrable Securities (as defined in the Registration Rights Agreement), or (B) 365 days after the date on which such Shelf Registration Statement becomes effective.

     (c) If the continued effectiveness of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, then the Company may, upon giving prompt written notice of such action to the Merrill Lynch Holders, delay filing the Shelf Registration Statement or suspend use of the Shelf Registration Statement (in either case, a

"Suspension"); provided, however, the Company shall not be permitted to exercise a Suspension (i) more than three times during any twelve (12) month period, or (ii) for a period exceeding ninety (90) days on any one occasion, or
(iii) for an aggregate period exceeding one hundred fifty (150) days in the twelve (12) month period during which the Shelf Registration Statement is to be effective. In the case of a Suspension, the notice required above shall request the Merrill Lynch Holders to suspend any sale or purchase, or offer to sell or purchase of the Registrable Shares subject to the Shelf Registration Statement, and to suspend use of the Prospectus related to the Shelf Registration Statement in connection with any such sale or purchase or offer to sell or purchase. The Company shall immediately notify the Merrill Lynch Holders upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the Merrill Lynch Holders such numbers of copies of the Prospectus as so amended or supplemented as the Merrill Lynch Holders may reasonably request. "Adverse Disclosure" means the public disclosure of material non-public information relating to a significant transaction, which disclosure
(i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) would, in the good faith judgment of the Company's Board of Directors, have a material adverse effect upon the Company's ability to complete such significant transaction or upon the terms on which such significant transaction could be completed.

     (d) The Company agrees to pay for all Registration Expenses (as defined in the Registration Rights Agreement) with respect to the Shelf Registration Statement; provided, however, that the Merrill Lynch Holders shall pay all underwriting discounts, brokers fees and commissions and transfer taxes, if any, relating to the sale or disposition of shares offered or sold under the Shelf Registration Statement.

     (e) Except as provided herein to the contrary and except to the extent that such terms not apply to resale registration statements filed under Rule 415 under the Securities Act, the terms and conditions governing the registration procedures of the Shelf Registration Statement and the indemnification rights provided with respect to the Shelf Registration Statement shall be as set forth in Sections 5 and 6 of the Registration Rights Agreement.

     Section 2. Miscellaneous.

     (a) Entire Agreement. The Registration Rights Agreement and the Stock Purchase Agreement, as amended hereunder, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Unless otherwise expressly provided for herein the Stock Purchase Agreement shall remain in full force and effort.

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



     (b) Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                                   * * * * *

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


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


BORG-WARNER SECURITY CORPORATION


By:________________________________________________
Name:  Timothy M. Wood
Title: Vice President and Chief Financial Officer


SELLERS:

MERCHANT BANKING L.P. NO. I
By: Merrill Lynch MBP Inc., General Partner


By:________________________________________________
Name:______________________________________________
Title:_____________________________________________


MERRILL LYNCH CAPITAL APPRECIATION
PARTNERSHIP NO. VIII, L.P.
By: Merrill Lynch LBO Partners, No. II, L.P., General Partner


By:________________________________________________
Name:______________________________________________
Title:_____________________________________________


ML OFFSHORE LBO PARTNERSHIP NO. VIII
By: Merrill Lynch LBO Partners, No. II, L.P., Investment General Partner
By: Merrill Lynch Capital Partners, Inc., General Partner


By:________________________________________________
Name:______________________________________________
Title:_____________________________________________


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



ML EMPLOYEES LBO PARTNERSHIP NO. I, L.P.
By: ML Employees LBO Managers, Inc., General Partner


By:________________________________________________
Name:______________________________________________
Title:_____________________________________________


ML IBK POSITIONS, INC.


By:________________________________________________
Name:______________________________________________
Title:_____________________________________________